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                                  Exhibit 10.k

                                                                  UNB Corp.

                                                                  April 17, 1997


Mr. Roger Mann
611 Barker Road
Fremont, OH 43420

Dear Roger:

It is a pleasure to extend to you the offer to become President and Chief Executive Officer of UNB Corp. and Chief Executive Officer of United National Bank & Trust Co. Continuation of your leadership and vision capabilities displayed in your previous responsibilities will be essential for success in this challenging position.

The benefits package, both financial and nonfinancial, that we will provide you will include the following:

       1.  Base Salary:          $180,000
           30% Bonus:            $ 54,000  (Guaranteed first 12 months; thereafter, as
                                           earned in the Bank's Stakeholder Program)
           1,850 Options         $ 36,000  (Estimated value over 5 years - Market Value
                                 --------  today is $60,000)


                  Total          $270,000
                                 ========

       2. Special Long-Term Cash, Stock, or Options Incentive if Holding Company reaches 17.5% R.O.E. on or before December 31, 2000:
                    Formula = Increase in Market Value of Stock from date of hire to December 31, 2000 X Fixed Factor of 12,000
                               (Example: Estimated $10.60 per Share Increase
                                  ($32.00 to $42.60) X 12,000 = $127,000)
                    No payment made if Goal is not met.

       3.  Other Benefits:
                    1.   Participation in Deferred Compensation Plan
                    2.   Change of Control Agreement (2 years - Same as Robert
                         L. Mang's)
                    3.   Defined Benefit Pension Plan
                    4.   401(k) Plan
                    5.   Glenmoor Country Club (Bank Corporate Membership)
                    6.   Canton Club
                    7. Relocation Package (Realtor fees, Pack & Move Expense, Loan Fees and Points)
                    8. Other Standard Officer Employee Benefits (Information attached)



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                            Exhibit 10.k (continued)

Roger Mann
April 17, 1997
Page 2





Roger, this represents the basics of the benefits package. We will review this with you, answer any questions, or entertain your comments at your convenience. We would hope that you would be available to start in early May.

Looking forward to your early response.

                                   Sincerely,




                                   /s/ Donald W. Schneider
                                   ------------------------
                                   Donald W. Schneider
                                   Chairman of the Board






                                   /s/ Robert L. Mang
                                   ------------------------
                                   Robert L. Mang
                                   President
                                   Chief Executive Officer


RLM:kt


Please sign below and return one copy if you accept employment and agree with the financial package.

Date: May 5, 1996
      -----------

/s/     Roger L. Mann
----------------------------
       Roger L. Mann


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